                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                                SHERB & CO., LLP
                          Certified Public Accountants
                                805 Third Avenue
                               New York, NY 10022
                            Telephone (212) 838-5100




The Board of Directors and Stockholders
Geotec Thermal Generators, Inc.

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 8, 2004 for the year ended December 31, 2003 relating to the balance sheet of Geotec Thermal Generators, Inc. and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                                          /s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants
New York, NY
July 2, 2004